UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 1, 2012

ORRSTOWN FINANCIAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-34292	23-2530374
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 East King Street, P.O. Box 250, Shippensburg, Pennsylvania	17257
3(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:                       (717) 532-6114

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ORRSTOWN FINANCIAL SERVICES, INC.

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 – Corporate Governance and Management

Item 5.07.    Submission of Matters to a Vote of Security Holders.

(a)           On May 1, 2012, Orrstown Financial Services, Inc. (the “Company”) held its annual meeting of shareholders.

(b)           The following is a record of the vote on each matter presented at the annual meeting.

(1)   Election of Directors

Nominee	For	Withheld	Broker Non-Vote

Anthony F. Ceddia	4,982,016	1,121,375	937,819
Andrea Pugh	5,044,937	1,058,454	937,819
Floyd E. Stoner	5,230,706	872,685	937,819

There were no abstentions in the election of directors.

(2)           Approval of the non-binding advisory vote regarding the compensation paid to our named executive officers.

For	Against	Abstain	Broker Non-Vote

4,367,451	1,473,721	260,842	937,820

(3)           Ratification of appointment of the Audit Committee’s selection of Smith Elliott Kearns & Company, LLC as the Company’s independent public accounting firm for the fiscal year ending December 31, 2012.

For	Against	Abstain

6,680,046	289,276	70,513

There were no broker non-votes on the ratification of auditors.

(4)           Shareholder proposal requesting that the Board of Directors take the steps necessary to amend certain provisions of the Company’s Articles of Incorporation and By-laws to require simple majority voting.

For	Against	Abstain	Broker Non-Vote

3,203,043	2,753,182	145,791	937,818

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORRSTOWN FINANCIAL SERVICES, INC.
Date: May 2, 2012	By:	/s/ Thomas R. Quinn, Jr.
Thomas R. Quinn, Jr. President and Chief Executive Officer (Duly Authorized Representative)